Exhibit 99.1

Arlo Announces Completion of Spin-Off from NETGEAR

San Jose, California — December 31, 2018 — Arlo Technologies, Inc. (NYSE: ARLO) today announced that NETGEAR, Inc. (NASDAQ: NTGR) has completed its previously announced distribution of 62,500,000 shares of Arlo common stock owned by NETGEAR, representing approximately 84.2% of the outstanding shares of Arlo common stock. After the completion of the distribution, NETGEAR no longer owns any shares of Arlo common stock.

The distribution was made today to NETGEAR stockholders of record as of the close of business on December 17, 2018 (the “record date”). The distribution took place in the form of a pro rata common stock dividend to each NETGEAR stockholder of record on the record date. Based on the shares of NETGEAR common stock outstanding on the record date, NETGEAR stockholders received 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held as of the record date.

No fractional shares of Arlo common stock were distributed. Instead, NETGEAR stockholders will receive cash in lieu of any fraction of a share of Arlo common stock that they otherwise would have received.

In connection with, and effective upon the completion of, the distribution of shares of Arlo common stock, Patrick C.S. Lo resigned as a director of Arlo, and the Board of Directors of Arlo reduced the size of the board from seven to six.

On December 18, 2018, NETGEAR mailed an information statement to its stockholders on the record date, which included details on the distribution. The information statement is posted under the Investor Relations tab on NETGEAR’s website at investor.netgear.com and on Arlo’s website at investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. The company’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, audio doorbells, advanced baby monitors and smart security lights.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions and unforeseen regulatory issues. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in Arlo’s filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investors:

Arlo Investor Relations

Erik Bylin

investors@arlo.com

(510) 315-1004

Source: Arlo-F

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